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EX-99.C

FORM OF PROXY

PROXY                   CFB BANCORP, INC.                                  PROXY

           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                   ________, 1996

     The undersigned hereby appoints _________________, ________________ and
__________________, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of CFB Bancorp, Inc. to be held on _____________________, 1996 at ____________
a.m., local time, at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida, and at all adjournments thereof as follows:

     (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of February 13, 1996, by and between Compass Bancshares, Inc. and CFB Bancorp, Inc., as amended.


     For     [ ]        Against     [ ]         Abstain     [ ]

     (2) In their discretion, upon any other business which may properly come before said meeting.

     This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated
______________________________________, 1996 is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE CFB BANCORP, INC. BOARD OF DIRECTORS. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name, exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner of officer.

Dated ____________________________________, 1996


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                                    Signature